UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

URANIUM 308 CORP.
(formerly Montagu Resources Corp.)
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 000-52476

Nevada	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston, Suite 22
Las Vegas, Nevada 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 1-866-892-5232

Montagu Resources Corp.
900 - 555 Burrard St.
Vancouver, B.C. V7Y 1M8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 2, 2007, we completed a merger with our subsidiary, Uranium 308 Corp. As a result, we have changed our name from “Montagu Resources Corp.” to “Uranium 308 Corp.”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective July 2, 2007, we have effected a one and one-half of one (1.5) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 2,500,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 preferred stock with a par value of $0.00001 to 3,750,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 preferred stock with a par value of $0.00001. Our issued and outstanding share capital has increased from 150,275,000 shares of common stock to 225,412,500 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on July 2, 2007 under the new stock symbol “URCO”. Our new CUSIP number is 917027 104.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on June 19, 2007 and which is effective July 2, 2007.

99.2	Certificate of Change filed with the Secretary of State of Nevada on June 19, 2007 and which is effective July 2, 2007.

99.3	News Release dated July 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM 308 CORP.

	By:	/s/ Dennis Tan
	Name:	Dennis Tan
	Title:	President and Director

Date: July 5, 2007